   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997
                                              REG. NOS. 333-

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------    BNY CAPITAL III
                                                    BNY CAPITAL IV
 THE BANK OF NEW YORK COMPANY, INC.                 BNY CAPITAL V
                                          (EXACT NAME OF EACH REGISTRANT AS
    (EXACT NAME OF REGISTRANT AS          SPECIFIED IN ITS TRUST AGREEMENT)
     SPECIFIED IN ITS CHARTER)
              NEW YORK                                 DELAWARE
                                           (STATE OR OTHER JURISDICTION OF
    (STATE OR OTHER JURISDICTION           INCORPORATION OR ORGANIZATION OF
  OFINCORPORATION OR ORGANIZATION)                 EACH REGISTRANT)
             13-2614959                               13-7103736
  (I.R.S. EMPLOYER IDENTIFICATION                     13-7103737
                NO.)                                  13-7103738
                                           (I.R.S. EMPLOYER IDENTIFICATION
                                                         NO.)
                                          C/O THE BANK OF NEW YORK COMPANY,
           48 WALL STREET                                INC.
      NEW YORK, NEW YORK 10286                      48 WALL STREET
           (212) 495-1784                      NEW YORK, NEW YORK 10286
 (ADDRESS, INCLUDING ZIP CODE, AND                  (212) 495-1784
  TELEPHONE NUMBER, INCLUDING AREA        (ADDRESS, INCLUDING ZIP CODE, AND
  CODE, OF REGISTRANT'S PRINCIPAL          TELEPHONE NUMBER, INCLUDING AREA
         EXECUTIVE OFFICES)                   CODE, OF EACH REGISTRANT'S
                                             PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                           PHEBE C. MILLER, SECRETARY
                       THE BANK OF NEW YORK COMPANY, INC.
                                ONE WALL STREET
                            NEW YORK, NEW YORK 10286
                    TEL: (212) 635-1643 FAX: (212) 635-1698
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                WITH COPIES TO:
      MARK J. WELSHIMER, ESQ.                   JONATHAN R. ROD, ESQ.
        SULLIVAN & CROMWELL                MILBANK, TWEED, HADLEY & MCCLOY
          125 BROAD STREET                    ONE CHASE MANHATTAN PLAZA
      NEW YORK, NEW YORK 10004                 NEW YORK, NEW YORK 10005
        TEL: (212) 558-4000                      TEL: (212) 530-5000
        FAX: (212) 558-3588                      FAX: (212) 530-5219
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                                    (table and footnotes continued on next page)

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--------------------------------------------------------------------------------

(continued from previous page)

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  PROPOSED        PROPOSED
                                  AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
  TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE     AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED      PER UNIT(1)   OFFERING PRICE(1)       FEE
----------------------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Debentures of The Bank
 of New York Company,
 Inc.(2)...............        $500,000,000        $            $500,000,000          N/A
----------------------------------------------------------------------------------------------
Preferred Securities of
 BNY Capital III,
 BNY Capital IV and BNY
 Capital V.............        $500,000,000        $            $500,000,000      $151,515.15
----------------------------------------------------------------------------------------------
The Bank of New York
 Company, Inc.
 Guarantees with respect
 to Preferred
 Securities(3)(4)......             N/A             N/A              N/A              N/A
----------------------------------------------------------------------------------------------
Total..................       $500,000,000(5)       100%        $500,000,000(5)   $151,515.15
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by BNY Capital III, BNY Capital IV and BNY Capital V with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for The Bank of New York Company, Inc. Guarantees.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of The Bank of New York Company, Inc., the rights of holders of Junior Subordinated Deferrable Interest Debentures of The Bank of New York Company, Inc., under the Indenture, the rights of holders of Preferred Securities of BNY Capital III, BNY Capital IV and BNY Capital V under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees and the Expense Agreements which, taken together fully, irrevocably and unconditionally guarantee the respective obligations of BNY Capital III, BNY Capital IV and BNY Capital
    V under the Preferred Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount represents the initial public offering price of the BNY Capital
    III, BNY Capital IV and BNY Capital V Preferred Securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DATED       ,
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER  , 1997
                          ,000,000 PREFERRED SECURITIES
                                BNY CAPITAL III
                         % PREFERRED SECURITIES, SERIES D
                 (LIQUIDATION AMOUNT $  PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                       THE BANK OF NEW YORK COMPANY, INC.

                                  -----------

  The     % Preferred Securities, Series D (the "Series D Preferred
Securities"), offered hereby represent beneficial interests in BNY Capital III, a statutory business trust formed under the laws of the State of Delaware (the "Series D Issuer"). The Bank of New York Company, Inc., a New York corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Series D Issuer

                                                        (Continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES D PREFERRED SECURITIES.

                                  -----------

THESE SECURITIES ARE  NOT DEPOSITS OR OTHER  OBLIGATIONS OF A BANK  AND ARE NOT
 INSURED  BY  THE   FEDERAL  DEPOSIT   INSURANCE  CORPORATION   OR  ANY  OTHER
 GOVERNMENTAL AGENCY.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
   OFFENSE.

                                  -----------

                                                                   PROCEEDS TO
                                      INITIAL PUBLIC UNDERWRITING  THE SERIES D
                                      OFFERING PRICE COMMISSION(1) ISSUER(2)(3)
                                      -------------- ------------- ------------
Per Preferred Security...............      $                 (2)       $
Total................................     $                  (2)      $

-----
(1) The Series D Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Series D Preferred Securities will be invested in the Series D Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein
    of such proceeds $.    per Series D Preferred Securities (or $    in the
    aggregate). See "Underwriting."
(3) Expenses of the offering which are payable by the Corporation are estimated
    to be $   .
(4) The Series D Issuer has granted the Underwriters an option exercisable for
    10 days to purchase up to an additional    Series D Preferred Securities at
    the initial public offering price per Series D Preferred Securities solely to cover over-allotments, if any. If such option is exercised in full, the total initial public offering price and proceeds to the Series D Issuer
    will be $    and $   , respectively, and the total Underwriters'
    Compensation paid by the Corporation for arranging the investment will be
    $   . See "Underwriting".

                                  -----------

  The Series D Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series D Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about      , 199 , against payment therefor in
immediately available funds.

                                  -----------

             The date of this Prospectus Supplement is      , 199 .

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES D PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(cover page continued)

("Series D Common Securities" and, collectively with the Series D Preferred Securities, the "Series D Securities"). The First National Bank of Chicago is the Property Trustee of the Series D Issuer. The Series D Issuer exists for the sole purpose of issuing the Series D Securities and investing the proceeds
thereof in $     initial principal amount of  % Junior Subordinated Deferrable
Interest Debentures, Series D (the "Series D Subordinated Debentures"), to be issued by the Corporation. The Series D Subordinated Debentures will mature on
     , 20  , which date may be (i) shortened to a date not earlier than      ,
2002 or (ii) extended to a date not later than      , 2046, in each case if
certain conditions are met. The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise its right to shorten the Stated Maturity of the Series D Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. The Series D Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series D Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series D Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June,
September and December of each year, commencing      , 199 , at the annual
rate of % of the Liquidation Amount of $ per Series D Preferred Securities ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series D Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series D Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series D Subordinated Debentures are so deferred, Distributions on the Series D Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series D Subordinated Debentures. During an Extension Period, interest on the Series D Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series D Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly from the relevant payment date for such interest, and holders of Series D Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series D Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."
  The Series D Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Bank of New York and The Bank of New York (Delaware), upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series D Subordinated Debentures (and therefore the Series D Preferred Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Series D Subordinated Debentures. See "Description of Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Corporation has, through the Series D Guarantee, the Trust Agreement, the Series D Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series D Issuer's obligations under the Series D Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series D Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series D Preferred Securities, but only in each case to the extent of funds held by the Series D Issuer, as described herein (the "Series D Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series D Subordinated Debentures held by the Series D Issuer, the Series D Issuer will have insufficient funds to pay Distributions on the Series D Preferred Securities. The Series D Guarantee does not cover payment of Distributions when the Series D Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series D Preferred Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series D Guarantee and the Series D Preferred Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series D Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series D Subordinated Debentures at maturity or their earlier redemption. The Series D Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after
     , 2002, in whole at any time or in part from time to time, or (ii) at any
time prior to      , 2002, in whole (but not in part), at any time within 90
days following the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of the Series D Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption. See "Certain Terms of Series D Preferred Securities--Redemption." The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Series D Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  The Corporation will have the right at any time to terminate the Series D Issuer and cause the Series D Subordinated Debentures to be distributed to the holders of the Series D Preferred Securities in liquidation of the Series D Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Common Securities, the Corporation will not so terminate the Series D Issuer without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Series D Preferred Securities--Liquidation of Series D Issuer and Distribution of Series D Subordinated Debentures to Holders."

  In the event of the termination of the Series D Issuer, after satisfaction of liabilities to creditors of the Series D Issuer as required by applicable law, the holders of the Series D Preferred Securities will be entitled to receive a Liquidation Amount of $ per Series D Preferred Securities plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series D Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Application will be made to list the Series D Preferred Securities on the New York Stock Exchange under the symbol " ". If the Series D Subordinated Debentures are distributed to the holders of Series D Preferred Securities upon the liquidation of the Series D Issuer, the Corporation will use its best efforts to list the Series D Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or other automated quotation systems, if any, on which the Series D Preferred Securities are then listed or traded.

  The Series D Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series D Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series D Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series D Issuer among the Corporation, as Depositor, The First National Bank of Chicago as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series D Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series D Preferred Securities may receive Series D Subordinated Debentures in exchange therefor upon liquidation of the Series D Issuer, prospective purchasers of Series D Preferred Securities are also making an investment decision with regard to the Series D Subordinated Debentures and should carefully review all the information regarding the Series D Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES D GUARANTEE AND THE SERIES D SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series D Guarantee issued by the Corporation for the benefit of the holders of Series D Preferred Securities and under the Series D Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Bank of New York and The Bank of New York (Delaware), upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series D Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series D Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series D Subordinated Debentures should look only to the assets of the Corporation for payments on the Series D Subordinated Debentures. See "The Corporation." None of the Indenture, the Series D Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series D Issuer to pay amounts due on the Series D Preferred Securities is solely dependent upon the Corporation making payments on the Series D Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no event of default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series D Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series D Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series D Preferred Securities by the Series D Issuer will also be deferred (and the amount of Distributions to which holders of the Series D Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series D Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series D Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series D Preferred Securities--Distributions" and "Certain Terms of Series D Subordinated Debentures--Option to Defer Interest Payments."

  Should an Extension Period occur, a holder of Series D Preferred Securities will be required to recognize income (in the form of original issue discount on a constant yield method) in respect of its pro rata share of the Series D Subordinated Debentures held by the Series D Issuer for United States federal income tax purposes. As a result, a holder of Series D Preferred Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Series D Issuer if the holder disposes of the Series D Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Series D Preferred Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series D Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series D Preferred Securities is likely to be affected. A holder that disposes of its Series D Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series D Preferred Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT--REDEMPTION

  Upon the occurrence and continuation of a Tax Event or a Capital Treatment Event (whether occurring before or after December , 2002), the Corporation has the right to redeem the Series D Subordinated Debentures in whole (but not in part) prior to December , 2002 and within 90 days following the occurrence and continuation of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series D Preferred Securities before, as well as after, December , 2002. The Corporation has committed to the Federal Reserve that it will not exercise such right unless it has received prior approval of the Federal Reserve to do so, if such approval is then required under applicable guidelines or policies of the Federal Reserve.

  A "Tax Event" means the receipt by the Series D Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series D Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series D Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Series D Subordinated Debentures, (ii) interest payable by the Corporation on the Series D Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) the Series D Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series D Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series D Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.
  See "Risk Factors--Possible Tax Law Changes Affecting the Series D Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series D Preferred Securities prior to December , 2002.

EXCHANGE OF SERIES D PREFERRED SECURITIES FOR SERIES D SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series D Issuer and after satisfaction of liabilities to creditors of the Series D Issuer as required by applicable law cause the Series D Subordinated Debentures to be distributed to the holders of the Series D Preferred Securities in exchange therefor upon liquidation of the Series D Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if such approval is then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series D Preferred Securities--Liquidation of Series D Issuer and Distribution of Series D Subordinated Debentures to Holders."

  Under current United States Federal income tax law and interpretations, a distribution of the Series D Subordinated Debentures upon liquidation of the Series D Issuer should not be a taxable event to holders of the Series D Preferred Securities. However, if a tax event were to occur which would cause the Series D Issuer to be subject to United States Federal income tax with respect to income received or accrued on the Series D

Subordinated Debentures, as the case would be if the Series D Issuer were treated as an association taxable as a corporation, a distribution of the Series D Subordinated Debentures by the Series D Issuer could be a taxable event to the Series D Issuer and the holders of the Series D Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of the Series D Subordinated Debentures to Holders of Series D Preferred Securities."

SHORTENING OF STATED MATURITY OF SERIES D SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to shorten the maturity of
the Series D Subordinated Debentures to a date not earlier than      , 2002
and thereby cause the Series D Preferred Securities to be redeemed on such earlier date. The Corporation has committed to the Federal Reserve that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

EXTENSION OF STATED MATURITY OF SERIES D SUBORDINATED DEBENTURES

  The Corporation will also have the right to extend the maturity of the Series D Subordinated Debentures whether or not the Series D Issuer is liquidated and the Series D Subordinated Debentures are distributed to holders of the Series D Preferred Securities to a date no later than the 49th anniversary of the initial issuance of the Series D Preferred Securities, provided that the Corporation can extend the maturity only if at the time such election is made and at the time of such extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series D Subordinated Debentures, (iii) if the Series D Issuer has not been liquidated, the Series D Issuer is not in arrears on payments of Distributions on the Series D Preferred Securities and no deferred Distributions are accumulated,
(iv) the Series D Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services ("Standard & Poor's") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or the equivalent by any other nationally recognized statistical rating organization and (v) after such extension, the Series D Subordinated Debentures shall not have a remaining term to maturity of more than 30 years. To the extent that the Stated Maturity of the Series D Subordinated Debentures is extended at such time as the Series D Preferred Securities are outstanding, the Series D Preferred Securities would remain outstanding until such extended date or until redeemed at an earlier date.

MARKET PRICES

  There can be no assurance as to the market prices for Series D Preferred Securities or Series D Subordinated Debentures that may be distributed in exchange for Series D Preferred Securities upon liquidation of the Series D Issuer. Accordingly, the Series D Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series D Subordinated Debentures that a holder of Series D Preferred Securities may receive on liquidation of the Series D Issuer, may trade at a discount to the price that the investor paid to purchase the Series D Preferred Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series D Preferred Securities (which represent preferred beneficial interests in the Series D Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. In addition, because the Corporation has the right (i) to shorten the Stated Maturity of the Series D Subordinated Debentures (subject to its commitment to the Federal Reserve not to do so without the Federal Reserve's prior approval if such approval is then required under applicable Federal Reserve guidelines or policies) or (ii) to extend the maturity of the Series D Subordinated Debentures (subject to the conditions described above), there can be no assurance that the Corporation will not exercise its option to change the maturity of the Series D Subordinated Debentures as permitted by the terms thereof and of the Indenture. If the Corporation does exercise such option, there can be no assurance that the shortening or extending of the maturity of the Series D Subordinated Debentures will not have an effect on the market price of the Series D Preferred Securities. See "Certain Terms of the Series D Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES D GUARANTEE; DIRECT ACTION

  The Series D Guarantee guarantees to the holders of the Series D Preferred Securities the following payments, to the extent not paid by the Series D
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series D Securities, to the extent that the Series D Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series D Securities called for redemption, to the extent that the Series D Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series D Issuer (unless the Series D Subordinated Debentures are distributed to holders of the Series D Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Series D Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series D Issuer remaining available for distribution to holders of the Series D Securities. The Series D Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series D Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series D Guarantee for the benefit of the holders of the Series D Preferred Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Series D Subordinated Debentures and as Property Trustee under the Trust Agreement and First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement.

  The holders of not less than a majority in aggregate liquidation amount of the Series D Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series D Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series D Guarantee. Any holder of the Series D Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series D Guarantee without first instituting a legal proceeding against the Series D Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series D Subordinated Debentures, the Series D Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series D Securities or otherwise, and, in such event, holders of the Series D Securities would not be able to rely upon the Series D Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series D Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series D Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series D Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series D Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series D Securities in the Direct Action. Except as described herein, holders of Series D Securities will not be able to exercise directly any other remedy available to the holders of the Series D Subordinated Debentures or assert directly any other rights in respect of the Series D Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series D Preferred Securities by acceptance thereof agrees to the provisions of the Series D Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series D Preferred Securities generally will have limited voting rights relating only to the modification of the Series D Preferred Securities and the exercise of the Series D Issuer's rights as holder of Series D Subordinated Debentures and the Series D Guarantee. Holders of Series D Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series D Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the

Corporation may amend the Trust Agreement without the consent of holders of Series D Preferred Securities to ensure that the Series D Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than as an association taxable as a corporation unless such action materially adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES D PREFERRED SECURITIES

  Application will be made to list the Series D Preferred Securities on the New York Stock Exchange. The Series D Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series D Subordinated Debentures. A holder of Series D Preferred Securities that disposes of its Series D Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series D Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series D Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series D Preferred Securities disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series D Preferred Securities."

  As indicated above, application will be made to list the Series D Preferred Securities on the New York Stock Exchange. If the Series D Preferred Securities are not listed on a national securities exchange or the NASDAQ National Market and the underwriters do not make a market for the securities, the liquidity of the Series D Preferred Securities could be adversely affected.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES D PREFERRED SECURITIES

  On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Act") was signed by President Clinton. The Act did not adopt several tax law changes that the President had originally proposed that, if such changes had been enacted, would have denied the Corporation the ability to deduct interest on the Series D Subordinated Debentures. There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series D Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a
redemption of the Series D Preferred Securities before         , 2002. See
"Certain Terms of Series D Subordinated Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Exchange--Tax Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                                BNY CAPITAL III

  BNY Capital III is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 12, 1996. The Series D Issuer's business and affairs are conducted by the Issuer Trustees: The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series D Issuer exists for the exclusive purposes of (i) issuing and selling the Series D Securities,
(ii) using the proceeds from the sale of Series D Securities to acquire Series D Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series D Preferred Securities). Accordingly, the Series D Subordinated Debentures will be the sole assets of the Series D Issuer, and payments under the Series D Subordinated Debentures will be the sole revenue of the Series D Issuer. All of the Series D Common Securities will be owned by the Corporation. The Series D Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series D Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Corporation, as holder of the Series D Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series D Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series D Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series D Issuer. The Series D Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series D Issuer is 48 Wall Street, New York, New York 10286, Attention:
Secretary, and its telephone number is (212) 495-1784. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series D Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                THE CORPORATION

  The Corporation is a bank holding company subject to the regulation and supervision of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHC Act"). The Corporation is also subject to regulation by the New York State Banking Department. Its principal wholly-owned banking subsidiaries are The Bank of New York (the "Bank") and The Bank of New York (Delaware). The Corporation provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Corporate Banking, Retail Banking, Securities and Other Processing, Trust, Investment Management and Private Banking and Financial Market Services. At September 30, 1997, the Corporation had consolidated total assets of approximately $61.2 billion, consolidated total deposits of approximately $42.5 billion and consolidated shareholders' equity of approximately $5.0 billion. On the basis of consolidated total assets at September 30, 1997, the Corporation was the seventeenth largest bank holding company in the United States.

  The Bank, which was founded in 1784, was New York's first bank and is the oldest in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the metropolitan New York City area including New Jersey and south eastern Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

  The Bank of New York (Delaware) is a Delaware chartered, FDIC insured non-member bank.

  The Corporation has its principal executive offices at 48 Wall Street, New York, New York 10286, telephone number (212) 495-1784.

                              RECENT DEVELOPMENTS

  In the fourth quarter of 1997, the Corporation agreed to sell substantially all of its remaining credit card operations to Chase Manhattan Bank USA, National Association. In another transaction, the Corporation agreed to sell almost all of its remaining portfolio of late cycle delinquent and bankrupt accounts. Both transactions are expected to close prior to year end. They affect approximately $4.2 billion in receivables and approximately 3.7 million credit cards. The Corporation expects to realize a net gain of approximately $175 million on these sales in the fourth quarter of 1997.

  On December 1, 1997, the Corporation will redeem all outstanding shares of its 8.60% Cumulative Preferred Stock at a redemption price of $25 per share, plus accrued and unpaid dividends of $0.5375 per share.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges, distribution on Trust Preferred Securities and preferred stock dividend requirements for the years and periods indicated:

                                          NINE MONTHS
                                             ENDED     YEAR ENDED DECEMBER 31,
                                         SEPTEMBER 30, ------------------------
                                             1997      1996 1995 1994 1993 1992
                                         ------------- ---- ---- ---- ---- ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.......      5.07      4.30 3.61 3.75 3.61 2.70
  Including Interest on Deposits.......      2.04      2.00 1.81 1.94 1.85 1.44
Earnings to Combined Fixed Charges and
 Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits.......      4.32      4.15 3.51 3.58 3.23 2.36
  Including Interest on Deposits.......      1.95      1.98 1.79 1.91 1.78 1.38

  For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charge, distribution on Trust Preferred Securities and preferred stock dividend requirements, earnings represent net income
(loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Series D Preferred Securities will be invested by the Series D Issuer in Series D Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series D Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series D Preferred Securities which qualify as a minority interest could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series D Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1997 and as adjusted to give effect to the consummation of the offering of the Series D Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                                SEPTEMBER 30,
                                                                    1997
                                                               ----------------
                                                                          AS
                                                               ACTUAL  ADJUSTED
                                                               ------  --------
                                                                (IN MILLIONS)
Total Long-term debt.......................................... $1,827
                                                               ------    ---
Guaranteed Preferred Beneficial Interests in Corporation's
 Junior Subordinated
 Deferrable Interest Debentures(a) ...........................  1,000
Shareholders' Equity
  Preferred Stock.............................................    112
  Common Stock................................................  3,434
  Capital Surplus.............................................    435
  Retained Earnings...........................................  3,314
  Securities Valuation Allowance..............................    262
  Treasury Stock, at Cost..................................... (2,548)
  Loan to ESOP, at Cost.......................................    (17)
                                                               ------    ---
    Total Stockholders' Equity................................ $4,992
                                                               ------    ---
      Total Capitalization.................................... $7,819
                                                               ======    ===

  (a) As described herein, the sole assets of the Series D Issuer will be $
of   % Series D Subordinated Debentures, issued by the Corporation to the
Series D Issuer. The Series D Subordinated Debentures will mature on      ,
2027 which date may be shortened to a date not earlier than      , 2002 or
extended to a date not later than      , 2046 if certain conditions are met.
The Corporation owns all of the Series D Common Securities of the Series D
Issuer, which accrue distributions at the rate of   % per annum.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series D Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series D Issuer will be included in the consolidated financial statements of the Corporation. The Series D Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series D Preferred Securities, the Series D Guarantee and the Series D Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series D Preferred Securities as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the Preferred Securities issued by other Issuer Trusts on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of the Corporation under the Junior Subordinated Debentures, the relevant Indenture, Trust Agreement, Guarantee and Expense Agreement, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred securities issued by such trust.

                CERTAIN TERMS OF SERIES D PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series D Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series D Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series D Preferred Securities represent beneficial interests in the Series D Issuer, and Distributions on the Series D Preferred Securities will be payable at the annual rate of % of the stated Liquidation Amount of $ , payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Series D Preferred Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series D Preferred
Securities will be      , 199 . The amount of Distributions payable for any
period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series D Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Preferred Securities shall be the Bank of New York. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series D Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series D Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Series D Preferred Securities will also be deferred by the Series D Issuer during any such Extension Period. Distributions to which holders of the Series D Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of % thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series D Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series D Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series D Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series D Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series D Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series D Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series D Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series D Preferred Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series D Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series D Subordinated Debentures, see "Certain Terms of Series D Subordinated Debentures--General" and "--Redemption."

LIQUIDATION OF SERIES D ISSUER AND DISTRIBUTION OF SERIES D SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to liquidate the Series D Issuer and cause the Series D Subordinated Debentures to be distributed to the holders of the Series D Preferred Securities in exchange therefor upon liquidation of the Series D Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Series D Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Under current United States Federal income tax law, a distribution of Series D Subordinated Debentures in exchange for Series D Preferred Securities should not be a taxable event to holders of the Series D Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Series D Subordinated Debentures could be a taxable event to holders of the Series D Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Series D Subordinated Debentures to Holders of Series D Preferred Securities." If the Corporation elects neither to redeem the Series D Subordinated Debentures prior to maturity nor to liquidate the Series D Issuer and distribute the Series D Subordinated Debentures to holders of the Series D Preferred Securities in exchange therefor, the Series D Preferred Securities will remain outstanding until the Stated Maturity of the Series D Subordinated Debentures.

  If the Corporation elects to liquidate the Series D Issuer and thereby causes the Series D Subordinated Debentures to be distributed to holders of the Series D Preferred Securities in exchange therefor upon liquidation of the Series D Issuer, the Corporation shall continue to have the right to shorten or extend the maturity of the Series D Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series D Subordinated Debentures--General."

LIQUIDATION VALUE

  The amount payable on the Series D Preferred Securities in the event of any
liquidation of the Series D Issuer is $   per Series D Preferred Securities
plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series D Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES D PREFERRED SECURITIES

  The Series D Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series D Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series D Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series D Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series D Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository,
(ii) the Series D Issuer in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series D Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series D Preferred Securities are issued in definitive form, such Series D Preferred Securities will be in denominations
of $     and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series D Preferred Securities represented by a global security will be made to DTC, as the depositary for the Series D Preferred Securities. In the event Series D Preferred Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series D Preferred Securities will be registrable, and Series D Preferred Securities will be exchangeable for Series D Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series D Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES D SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series D Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series D Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series D Preferred Securities, the Series D Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series D Common Securities, in the Series D Subordinated Debentures issued by the Corporation. The Series D Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"),
commencing      , 199 , to the person in whose name each Series D Subordinated
Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series D Issuer, the Series D Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series D Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series D Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding

Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series D Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series D
Subordinated Debentures will mature on      , 2027 (such date, as it may be
shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Corporation to any date not earlier
than      , 2002, subject to the Corporation's commitment to the Federal
Reserve not to do so without its prior approval if such approval is then required under applicable Federal Reserve capital guidelines or policies. Such date may also be extended at any time at the election of the Corporation for
one or more periods, but in no event to a date later than      , 2046,
provided that at the time such election is made and at the time of extension
(i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series D Subordinated Debentures, (iii) if the Series D Issuer has not been liquidated, the Series D Issuer is not in arrears on payments of Distributions on the Series D Preferred Securities and no deferred Distributions are accumulated, (iv) the Series D Subordinated Debentures are rated not less than BBB- by Standard & Poor's or Baa3 by Moody's or the equivalent by any other nationally recognized statistical rating organization and (v) after such extension the Series D Subordinated Debentures shall not have a remaining term to maturity of more than 30 years. In the event the Corporation elects to shorten or extend the Stated Maturity of the Series D Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Series D Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

  The Series D Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Bank and The Bank of New York (Delaware), upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series D Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series D Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series D Subordinated Debentures should look only to the assets of the Corporation for payments on the Series D Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series D Subordinated Debentures to defer payment of interest on the Series D Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series D Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Subordinated Debentures (together with interest on such unpaid interest at the annual rate of %, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series D Subordinated Debentures (or holders of Series D Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series D Subordinated Debentures (other than
(a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series D Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series D Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date interest on the Series D Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series D Preferred Securities are then listed or quoted or to holders of Series D Subordinated Debentures of the record date or (iii) the date such interest is payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series D Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series D Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series D Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series D Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

  The Series D Subordinated Debentures are redeemable prior to maturity at the
option of the Corporation (i) on or after      , 2002, in whole at any time or
in part from time to time, or (ii) at any time in whole (but not in part)
prior to        , 2002 and within 90 days following the occurrence and
continuation of a Tax

Event or Capital Treatment Event, in either case at a redemption price equal to the accrued and unpaid interest on the Series D Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES D SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series D Preferred Securities-- Liquidation of Series D Issuer and Distribution of Series D Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series D Issuer, Series D Subordinated Debentures may be distributed to the holders of the Series D Preferred Securities in exchange therefor upon liquidation of the Series D Issuer after satisfaction of liabilities to creditors of the Series D Issuer as provided by applicable law. If distributed to holders of Series D Preferred Securities, the Series D Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series D Preferred Securities, will act as depositary for the Series D Subordinated Debentures. It is anticipated that the depositary arrangements for the Series D Subordinated Debentures would be substantially identical to those in effect for the Series D Preferred Securities. If Series D Subordinated Debentures are distributed to the holders of Series D Preferred Securities in exchange therefor upon liquidation of the Series D Issuer, the Corporation will use its best efforts to list the Series D Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation system, if any, on which the Series D Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Series D Subordinated Debentures that may be distributed to the holders of Series D Preferred Securities.

REGISTRATION OF SERIES D SUBORDINATED DEBENTURES

  The Series D Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series D Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Series D Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series D Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series D Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series D Subordinated Debentures are issued in definitive form, such Series D Subordinated Debentures will be in denominations of $ and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series D Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series D Subordinated Debentures. In the event Series D Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series D Subordinated Debentures will be registrable, and Series D Subordinated Debentures will be exchangeable for Series D Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series D Subordinated

Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                      CERTAIN TERMS OF SERIES D GUARANTEE

  The Series D Guarantee guarantees to the holders of the Series D Preferred Securities the following payments, to the extent not paid by the Series D
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series D Preferred Securities, to the extent that the Series D Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series D Preferred Securities called for redemption, to the extent that the Series D Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series D Issuer (unless the Series D Subordinated Debentures are distributed to holders of the Series D Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series D Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series D Issuer remaining available for distribution to holders of the Series D Preferred Securities after payment of creditors of the Series D Issuer as required by applicable law. The Series D Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series D Guarantee for the benefit of the holders of the Series D Preferred Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Series D Subordinated Debentures and as Property Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of the Series D Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Series D Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series D Guarantee. Any holder of the Series D Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series D Guarantee without first instituting a legal proceeding against the Series D Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series D Subordinated Debentures, the Series D Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series D Preferred Securities or otherwise, and, in such event, holders of the Series D Preferred Securities would not be able to rely upon the Series D Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series D Subordinated Debentures on the applicable payment date, then a holder of Series D Preferred Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series D Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series D Preferred Securities of such holder. In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series D Securities in the Direct Action. Except as described herein, holders of Series D Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series D Subordinated Debentures or assert directly any other rights in respect of the Series D Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series D Preferred Securities by acceptance thereof agrees to the provisions of the Series D Guarantee, the Expense Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series D Preferred Securities. This summary only addresses the tax consequences to a person that acquires Series D Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,
(iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series D Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Series D Preferred Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series D Preferred Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Series D Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series D Preferred Securities. In particular, legislation has been proposed in the past that could adversely affect the Corporation's ability to deduct interest on the Series D Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series D Preferred Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series D Preferred Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES D PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES D ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement and certain factual matters, the Series D Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series D Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series D Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Series D Preferred Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote", because of the terms of the relevant debt instrument, will be ignored in determining whether such debt instrument is issued with original issue discount ("OID"). As a result of terms and conditions of the Series D Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series D Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series D Subordinated Debentures.

  If the option to defer any payment of interest was determined not to be "remote" or if the Corporation exercises its option to defer any payment of interest, the Series D Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Series D Subordinated Debentures would thereafter be treated as OID as long as the Series D Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series D Subordinated Debentures would be accounted for as OID on a constant yield method regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Series D Preferred Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series D Preferred Securities.

DISTRIBUTION OF SERIES D SUBORDINATED DEBENTURES TO HOLDERS OF SERIES D PREFERRED SECURITIES

  Under current law, a distribution by the Series D Issuer of the Series D Subordinated Debentures as described under the caption "Certain Terms of Series D Preferred Securities--Liquidation of Series D Issuer and Distribution of Series D Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series D Subordinated Debentures previously held indirectly through the Series D Issuer, with a holding period and aggregate-tax basis equal to the holding period and aggregate-tax basis such Securityholder had in its Series D Preferred Securities before such distribution. If, however, the liquidation of the Series D Issuer were to occur because the Series D Issuer is subject to United States Federal income tax with respect to income accrued or received on the Series D Subordinated Debentures, as the case would be if the Series D Issuer were treated as an association taxable as a corporation, the distribution of Series D Subordinated Debentures to Securityholders by the Series D Issuer would be a taxable event to the Series D Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series D Preferred Securities for the Series D Subordinated Debentures it received upon the liquidation of the Series D Issuer. A Securityholder will include interest in income in respect of Series D Subordinated Debentures received from the Series D Issuer in the manner described above under "--Interest Income and Original Issue Discount."

SALE OR REDEMPTION OF SERIES D PREFERRED SECURITIES

  A Securityholder that sells (including a redemption for cash) Series D Preferred Securities will recognize gain or loss equal to the difference between its adjusted-tax basis in the Series D Preferred Securities and the amount realized on the sale of such Series D Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series D Subordinated Debentures and the Series D Subordinated Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Series D Preferred Securities generally will be its initial purchase price. If the Series D Subordinated Debentures are deemed to be issued with OID, as a result of the Corporation's deferral of interest payments, a Securityholder's adjusted tax basis in the Series D Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series D Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the Series D Subordinated Debentures required to be included in income). Capital gain on the sale of Series D Preferred Securities that have been held for more than eighteen months will be subject to a 20% maximum tax rate and capital gain on the sale of Series D Preferred Securities that have been held for more than one year but less than eighteen months will be subject to a 28% maximum tax rate.

  Should the Corporation exercise its option to defer any payment of interest on the Series D Subordinated Debentures, the Series D Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series D Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series D Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series D Subordinated Debentures to the date of disposition and to add such amount to its adjusted-tax basis in its Series D Preferred Securities. To the extent the selling price is less than the Securityholder's adjusted-tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid and OID accrued on the Series D Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series D Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the Series D Preferred Securities will be reported to holders on Form 1099 and mailed to holders of the Series D Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Act") was signed by President Clinton. The Act did not adopt several tax law changes that the President had originally proposed that, if such changes had been enacted, would have denied the Corporation the ability to deduct interest on the Series D Subordinated Debentures. There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series D Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series D Preferred Securities, as described more fully under "Description of Preferred Securities--Redemption or Exchange."

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Series D Issuer have agreed that the Series D Issuer
will sell to              (the "Underwriters"), and the Underwriters have
agreed to purchase from the Series D Issuer, the respective number of Series D Preferred Securities set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series D Preferred Securities offered hereby if any of the Series D Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                      NUMBER OF
                                                                       SERIES D
                                                                      PREFERRED
                              UNDERWRITER                             SECURITIES
                              -----------                             ----------

                                                                         ----
     Total...........................................................
                                                                         ====

  The Underwriters propose initially to offer the Series D Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $ per Series D Preferred Securities. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $. per Series D Preferred Securities to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Series D Issuer has granted the Underwriters an option exercisable for 10 days after the date of this Prospectus Supplement to purchase up to an
aggregate of     additional Series D Preferred Securities solely to cover
over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series D Preferred Securities to be purchased by each of them, as shown in the
foregoing table, bears to the    Series D Preferred Securities offered.

  In view of the fact that the proceeds from the sale of the Series D Preferred Securities will be used to purchase the Series D Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters'
arranging the investment therein of such proceeds an amount of $    per Series
D Preferred Securities for the accounts of the several Underwriters.

  The Corporation and the Series D Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series D Preferred Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series D Issuer, or any preferred securities or any other securities of the Series D Issuer or the Corporation which are substantially similar to the Series D Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series D Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series D Preferred Securities offered in connection with this offering.

  Prior to this offering, there has been no public market for the Series D Preferred Securities. Application will be made to list the Series D Preferred Securities on the New York Stock Exchange. Trading of the Series D Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series D Preferred Securities. The Underwriters have advised the Corporation that they intend to make a market in the Series D Preferred Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series D Preferred Securities.

  In order to meet one of the requirements for listing the Series D Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series D Preferred Securities to a minimum of 400 beneficial holders.

  The Corporation and the Series D Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series D Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series D Issuer will be passed upon by Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware 19801, special Delaware Counsel to the Corporation and the Series D Issuer. The validity of the Series D Guarantee and the Series D Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 and for the Underwriters by Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005. Milbank, Tweed, Hadley & McCloy will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell. Milbank, Tweed, Hadley & McCloy from time to time performs legal services for the Corporation.

                                 $500,000,000
                      THE BANK OF NEW YORK COMPANY, INC.
              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                                BNY CAPITAL III
                                BNY CAPITAL IV
                                 BNY CAPITAL V

               PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                     GUARANTEED, AS DESCRIBED HEREIN, BY

                      THE BANK OF NEW YORK COMPANY, INC.

  The Bank of New York, Company, Inc., a New York corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "-- Restrictions on Certain Payments".

  BNY Capital III, BNY Capital IV and BNY Capital V, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement. Concurrently with the issuance by

                                                       (continued on next page)

                               ----------------

   THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
      NOT INSURED  BY THE FEDERAL  DEPOSIT INSURANCE CORPORATION  OR ANY
          OTHER GOVERNMENTAL AGENCY.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

               The date of this Prospectus is December 17, 1996.

(cover page continued)

an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination".

  If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities--Distributions".

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

(cover page continued)

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Preferred Securities of an Issuer. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

    2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    3. the Corporation's Current Reports on Form 8-K dated January 16, 1997, April 14, 1997, June 5, 1997, July 14, 1997 and October 21, 1997.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to The Bank of New York Company, Inc., 48 Wall Street, New York, New York 10286, Attention Jacqueline R. McSwiggan, Assistant Secretary, telephone number (212) 495-1784.

                                THE CORPORATION

  The Corporation is a bank holding company subject to the regulation and supervision of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHC Act"). The Corporation is also subject to regulation by the New York State Banking Department. Its principal wholly-owned banking subsidiaries are The Bank of New York (the "Bank") and The Bank of New York (Delaware). The Corporation provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Corporate Banking, Retail Banking, Securities and Other Processing, Trust, Investment Management and Private Banking and Financial Market Services.

  The Corporation has its principal executive offices at 48 Wall Street, New York, New York 10286, telephone number (212) 495-1784.

                       CERTAIN REGULATORY CONSIDERATIONS

  The Corporation's principal assets and sources of income are its investments in its bank subsidiaries, and it is a legal entity separate and distinct from its banks and other subsidiaries. There are various legal limitations on the extent to which these banks and other subsidiaries can finance or otherwise supply funds to the Corporation and certain of its affiliates.

DIVIDENDS

  The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net profits for such year combined with retained net profits for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than "undivided profits then on hand" less "bad debts" (generally loans six months or more past due).

  Under the first of these two standards, as of September 30, 1997, the Bank could declare dividends of approximately $1,032 million. As of September 30, 1997, the Bank was not restrained from paying dividends under the second of the two standards discussed above.

  In addition to these statutory tests, the Bank's primary federal regulator (the Federal Reserve Board), could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Board of Governors of the Federal Reserve System (the "Federal Reserve") has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

  The dividend policy of The Bank of New York (Delaware) is to declare dividends that, at a minimum, would not impair its ability to meet capital guidelines established by the Federal Deposit Insurance Corporation ("FDIC").

  Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In the first nine months of 1997, the Corporation's net income available to common stockholders was $799 million and it declared common stock dividends totaling $276 million.

CAPITAL ADEQUACY

  The Federal bank regulators have adopted risk-based capital guidelines for bank holding companies and banks. The minimum ratio of qualifying total capital to risk-weighted assets (including certain off-balance sheet items) ("Total Capital Ratio") is 8%. At least half of the Total Capital is to be comprised of common stock, retained earnings, noncumulative perpetual preferred stock, minority interests, and for bank holding companies, a limited amount of qualifying cumulative perpetual preferred stock, less certain intangibles including goodwill ("Tier 1 capital"). The remainder may consist of other preferred stock, certain other instruments, and limited amounts of subordinated debt and the loan and lease loss allowance.

  In addition, the Federal Reserve has established minimum Leverage Ratio (Tier 1 capital to average total assets) guidelines for bank holding companies and banks and the FDIC has established substantially identical minimum leverage requirements for state chartered, FDIC-insured, non-member banks. The Federal Reserve's guidelines provide for a minimum Leverage Ratio of 3% for bank holding companies and banks that meet certain specified criteria, including having the highest regulatory rating. All other banking organizations will be required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a "Tangible Tier 1 Leverage Ratio" in evaluating proposals for expansion or new activities. The Tangible Tier 1 Leverage Ratio is the ratio of Tier 1 capital, less intangibles not deducted from Tier 1 capital, to average total assets. As of September 30, 1997, the Federal Reserve had not advised the Corporation of any specific minimum Leverage Ratio applicable to it.

  Federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations. The Federal Reserve has recently added interest rate and market risk components to risk-based capital requirements.

  Certain consolidated ratios of the Corporation are included in the Corporation's Quarterly Report on Form 10-Q for the third quarter of 1997.

FDICIA

  In addition to the effects of the provisions described above, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act ("FDIA") and made revisions to several other federal banking statutes.

  Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation. Under applicable regulations, an FDIC-insured bank is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a Tier 1 capital ratio of at least 6% and a Total Capital Ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is generally considered to be adequately capitalized if it is not defined to be well capitalized but meets all of its minimum capital requirements, i.e., if it has a Total Capital Ratio of 8% or greater, a Tier 1 capital ratio of 4% or greater and a Leverage Ratio of 4% or greater (or a Leverage Ratio of 3% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines). A bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it maintains a level of tangible equity capital equal to or less than 2% of total assets. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for an undercapitalized depository institution's capital restoration plan to be acceptable, its holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it became undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. In the event of the parent holding company's bankruptcy, such guarantee would take priority over the parent's general unsecured creditors. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

  Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

  At September 30, 1997, the Bank and The Bank of New York (Delaware) were well capitalized. At September 30, 1997, the Bank had leverage, risk-based total capital and risk-based Tier 1 capital ratios of 7.36%, 10.25% and 7.54%, respectively. The Bank of New York (Delaware) had leverage, risk-based total capital and risk-based Tier 1 capital ratios of 8.23%, 12.84% and 7.70%, respectively.

FDIA

  Under the FDIA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

INTERSTATE BANKING AND BRANCHING LEGISLATION

  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") permits bank holding companies, with Federal Reserve approval, to acquire banks located in states other than the bank holding company's home state without regard to whether the transaction is prohibited under state law. In addition, national banks and state banks with different home states are permitted to merge across state lines, with the approval of the appropriate federal banking agency, unless the home state of a participating bank has passed legislation between the date of enactment of IBBEA and May 31, 1997 expressly prohibiting interstate mergers. Under the IBBEA, states could enact laws permitting interstate bank merger transactions. A bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the state which has opted out, whether through an acquisition or de novo.

OTHER

  The Federal Reserve Act limits amounts of, and requires collateral on, extensions of credit by the Corporation's insured bank subsidiaries to the Corporation and, with certain exceptions, its nonbank affiliates; also, there are restrictions on the amounts of investment by such banks in stock and other securities of the

Corporation and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by insured bank subsidiaries to each of the Corporation and such affiliates are limited to 10% of such bank subsidiary's capital and surplus, and in the aggregate for the Corporation and all such affiliates to 20%.

PROPOSED LEGISLATION

  Various bills have been introduced into the United States Congress that would repeal, in some respects, the provisions of the Glass-Steagall Act which prohibit certain banking organizations from engaging in certain securities activities and the provisions of the BHC Act, which prohibit affiliations between banking organizations and nonbanking organizations. The Corporation cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon its financial condition or results of operations.

  Other proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such changes and the impact such changes might have on the Corporation and its subsidiaries, however, cannot be determined at this time.

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities-- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each issuer is 48 Wall Street, New York, New York 10286 and its telephone number is (212) 495-1784.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "--Subordination". The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. See "Certain Regulatory Considerations--Dividends". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $ and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable;
(19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form
without coupons in denominations of $   and any integral multiple thereof.
Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated

Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the
Corporation, of $   and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal

Reserve") if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $ may be redeemed in part but only in integral multiples of $ . Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by an Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures,
(ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

    (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal (or, if the Preferred Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a Prospectus Supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any Series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

TRUST EXPENSES

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures, the Corporation, as holder of the Common Securities, will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amounts of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such Issuer, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such

Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then so required under applicable Federal Reserve capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer.

  Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities of an Issuer, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding

Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable Prospectus Supplement).

  "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Act") was signed by President Clinton. The Act did not adopt several tax law changes that the President had originally proposed that, if such changes had been enacted, would have denied the Corporation the ability to deduct interest on the Series D Subordinated Debentures. There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Preferred Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated

Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

  If the Property Trustee gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable Prospectus Supplement). The Property Trustee shall promptly notify the Securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be taxable as a corporation or affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such

Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States Federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual

Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a permanent Global Preferred Security representing any of such Preferred Securities immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing an event of default under the Indenture with respect to the Subordinated Debentures of such series, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred

Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Preferred Securities are issued.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will, as holder of the Common Securities, irrevocably and unconditionally guarantee to each Person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
       SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENT AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, P.A. One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuers. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the underwriters by Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel for the Corporation. Milbank, Tweed, Hadley & McCloy from time to time performs legal services for the Corporation.

                                    EXPERTS

  The consolidated financial statements of the Corporation appearing in its Annual Report on Form 10-K, dated December 31, 1996, and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995, and for each of the two years in the period ended December 31, 1995, by Deloitte & Touche LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUERS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUM-STANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-4
BNY Capital III...........................................................  S-9
The Corporation........................................................... S-10
Recent Developments....................................................... S-10
Consolidated Ratios of Earnings to Fixed Charges.......................... S-11
Use of Proceeds........................................................... S-11
Capitalization............................................................ S-12
Accounting Treatment...................................................... S-13
Certain Terms of Series D Preferred Securities............................ S-13
Certain Terms of Series D Subordinated Debentures......................... S-16
Certain Terms of Series D Guarantee....................................... S-20
Certain Federal Income Tax Consequences................................... S-21
Underwriting.............................................................. S-24
Validity of Securities.................................................... S-25

                                  PROSPECTUS

Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    5
The Corporation...........................................................    6
Certain Regulatory Considerations.........................................    6
The Issuers...............................................................   10
Use of Proceeds...........................................................   11
Description of Junior Subordinated Debentures.............................   11
Description of Preferred Securities.......................................   23
Book-Entry Issuance.......................................................   35
Description of Guarantees.................................................   37
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures, the Expense Agreement and the Guarantees........   40
Plan of Distribution......................................................   41
Validity of Securities....................................................   42
Experts...................................................................   42

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                               PREFERRED SECURITIES

                                BNY CAPITAL III

                                        %
                             PREFERRED SECURITIES,
                                   SERIES D
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                      THE BANK OF NEW YORK COMPANY, INC.

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                             PROSPECTUS SUPPLEMENT

                                  -----------


                      REPRESENTATIVES OF THE UNDERWRITERS

                                      , 1997

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                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Registration fee under the Securities Act of 1933, as
    amended...................................................... $151,515.15
   Blue Sky fees and expenses (including counsel fees)...........       *
   Fees of rating agencies.......................................       *
   Trustees' fee and expenses....................................       *
   Printing and engraving........................................       *
   Accounting services...........................................       *
   Legal fees of Registrant's counsel............................       *
   Miscellaneous.................................................       *
                                                                  -----------
     Total....................................................... $     *
                                                                  ===========

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* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-laws of the Corporation (Section 7.1) provide the following:

  Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company or serves or served at the request of the Company, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person established that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

  The Company may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

  Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

  Anything in these By-laws to the contrary notwithstanding, no elimination of this By-law, and no amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

  The Company shall not, except by elimination of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-law. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

  The Company is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Company by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

  In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

  For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

  A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this By-law shall be indemnified as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this By-law shall be made by the Company if, and only if, authorized in the specific case:

    (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this By-law, or,

    (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

      (a) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this By-law has been met by such director or officer; or

      (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

  If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, the Corporation maintains a directors' and officers' liability insurance policy.

  Reference is made to the indemnity provisions in the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

  Under each Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer with respect thereto or any predecessor Trustee for the Issuer, and to hold such Trustees harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS.

 EXHIBIT
 -------
   1     Form of Underwriting Agreement*
   3(a)  Restated Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 4 to the Corporation's Quarterly Report on
          Form 10-Q, filed November 10, 1994 (File No. 1-6152).
   3(b)  Certificate of Amendment of the Certificate of Incorporation of the
          Corporation, incorporated by reference to Exhibit 4 to the
          Corporation's Quarterly Report on Form 10-Q, filed August 15, 1996
          (File No. 1-6152).
   3(c)  By-laws of the Corporation, incorporated by reference to Exhibit 3(a)
          to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 (File No. 1-6152).
   4(a)  Junior Subordinated Indenture, dated as of December 25, 1996, between the Corporation and The First National Bank of Chicago, as Trustee,
          incorporated by reference to Exhibit 4.1 to the Corporation's Current
          Report on Form 8-K, filed June 16, 1997.
   4(b)  Certificate of Trust of BNY Capital III**
   4(c)  Trust Agreement of BNY III**
   4(d)  Certificate of Trust of BNY Capital IV**
   4(e)  Trust Agreement of BNY Capital IV**
   4(f)  Certificate of Trust of BNY Capital V**
   4(g)  Trust Agreement of BNY Capital V**
   4(h)  Form of Amended and Restated Trust Agreement of BNY Capital III, IV
          and V**
   4(i)  Form of Preferred Security Certificate for BNY Capital III, IV, and V
          (included as Exhibit E of Exhibit 4(h))
   4(j)  Form of Guarantee Agreement for BNY Capital III, IV and V**
   5(a)  Opinion of Sullivan & Cromwell as to legality of the Junior
          Subordinated Debentures and the Guarantees to be issued by The
          Corporation*
   5(b)  Opinion of Richards, Layton & Finger, P.A. as to legality of the
          Preferred Securities to be issued by BNY Capital III*

 EXHIBIT
 -------
   5(c)  Opinion of Richards, Layton & Finger, P.A. as to legality of the
          Preferred Securities to be issued by BNY Capital IV*
   5(d)  Opinion of Richards, Layton & Finger, P.A. as to legality of the
          Preferred Securities to be issued by BNY Capital V*
   8     Opinion of Sullivan & Cromwell as to certain federal income tax matters*
  12     Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibits 12 to the Corporation's Quarterly Report on
          Form 10-Q for the quarterly period ended September 30, 1997 (File
          No. 1-6152) and the Corporation's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1996 (File No. 1-6152).
  23(a)  Consent of Ernst & Young LLP
  23(b)  Consent of Deloitte & Touche LLP
  23(c)  Consent of Sullivan & Cromwell (included in 5(a))
  23(d)  Consent of Richards, Layton & Finger P.A. (included in 5(b) through
          (d))
  24     Powers of Attorney
  25(a)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Junior Subordinated Indenture**
  25(b)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital III
  25(c)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital IV
  25(d)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital V
  25(e)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital III
  25(f)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital IV
  25(g)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital V

--------
*  To be filed by amendment.
** Incorporated by reference to the Exhibits to the Corporation's Registration
   Statement on Form S-3, as filed with the Commission on December 13, 1996 (Reg. Nos. 333-15951 and 333-15951-01 through 05).

ITEM 17. UNDERTAKINGS.

  Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned Registrants hereby also undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (5) That, for the purposes of determining any liability under the Securities Act of 1933:

    (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or
  (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE BANK OF NEW YORK COMPANY, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 21ST DAY OF NOVEMBER, 1997.

                                          The Bank of New York Company, Inc.
                                           (Registrant)

                                                   /s/ Robert E. Keilman
                                          By: _________________________________
                                                     Robert E. Keilman
                                                        Comptroller

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 21ST DAY OF NOVEMBER, 1997.

              SIGNATURE                                   TITLE

                  *                       Chairman and Director
-------------------------------------
          (J. CARTER BACOT)

       /s/ Deno D. Papageorge             Senior Executive Vice President and
-------------------------------------      Director
        (DENO D. PAPAGEORGE)

        /s/ Robert E. Keilman             Comptroller (Principal Accounting
-------------------------------------      Officer)
         (ROBERT E. KEILMAN)

                  *                       Director
-------------------------------------
           (RICHARD BARTH)

                  *                       Director
-------------------------------------
       (FRANK J. BIONDI, JR.)

                  *                       Director
-------------------------------------
         (WILLIAM R. CHANEY)

              SIGNATURE                                   TITLE

                  *                       Director
-------------------------------------
          (RALPH E. GOMORY)

                  *                       Vice Chairman and Director
-------------------------------------
         (ALAN R. GRIFFITH)

                  *                       Director
-------------------------------------
         (RICHARD J. KOGAN)

                  *                       Director
-------------------------------------
         (JOHN A. LUKE, JR.)

                  *                       Director
-------------------------------------
      (EDWARD L. HENNESSY, JR.)

                  *                       Director
-------------------------------------
          (JOHN C. MALONE)

                  *                       Director
-------------------------------------
         (DONALD L. MILLER)

                  *                       Director
-------------------------------------
         (H. BARCLAY MORLEY)

                  *                       Director
-------------------------------------
         (CATHERINE A. REIN)

              SIGNATURE                                   TITLE

                  *                       President, Chief Executive Officer
-------------------------------------      and Director
          (THOMAS A. RENYI)

                  *                       Director
-------------------------------------
          (HOWARD E. SELLS)

--------
* Deno D. Papageorge hereby signs this Registration Statement on Form S-3 on November 21st, 1997 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

       /s/ Deno D. Papageorge
-------------------------------------
  (DENO D. PAPAGEORGE, ATTORNEY-IN-
                FACT)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BNY CAPITAL III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 21ST DAY OF NOVEMBER, 1997.

                                          BNY Capital III

                                          By: The Bank of New York Company,
                                             Inc.,as Depositor

                                                   /s/ Robert E. Keilman
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BNY CAPITAL IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 21ST DAY OF NOVEMBER, 1997.

                                          BNY Capital IV

                                          By: The Bank of New York Company,
                                             Inc.,as Depositor

                                                   /s/ Robert E. Keilman
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BNY CAPITAL V CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 21ST DAY OF NOVEMBER, 1997.

                                          BNY Capital V

                                          By: The Bank of New York Company,
                                             Inc.,as Depositor

                                                   /s/ Robert E. Keilman
                                          By: _________________________________

                                 EXHIBIT INDEX

                                                                           PAGE
 EXHIBIT                                                                   NO.
 -------                                                                   ----
   1     Form of Underwriting Agreement*
   3(a)  Restated Certificate of Incorporation of the Corporation,
          incorporated by reference to Exhibit 4 to the Corporation's
          Quarterly Report on Form 10-Q, filed November 10, 1994 (File
          No. 1-6152).
   3(b)  Certificate of Amendment of the Certificate of Incorporation of
          the Corporation, incorporated by reference to Exhibit 4 to the
          Corporation's Quarterly Report on Form 10-Q, filed August 15,
          1996 (File No. 1-6152).
   3(c)  By-laws of the Corporation, incorporated by reference to
          Exhibit 3(a) to the Corporation's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1987 (File No. 1-6152).
   4(a)  Junior Subordinated Indenture, dated as of December 25, 1996, between the Corporation and The First National Bank of
          Chicago, as Trustee, incorporated by referenced to Exhibit 4.1 to the Corporation's Current Report on Form 8-K filed June 16,
          1997.
   4(b)  Certificate of Trust of BNY Capital III**
   4(c)  Trust Agreement of BNY III**
   4(d)  Certificate of Trust of BNY Capital IV**
   4(e)  Trust Agreement of BNY Capital IV**
   4(f)  Certificate of Trust of BNY Capital V**
   4(g)  Trust Agreement of BNY Capital V**
   4(h)  Form of Amended and Restated Trust Agreement of BNY Capital
          III, IV and V**
   4(i)  Form of Preferred Security Certificate for BNY Capital III, IV,
          and V (included as Exhibit E of Exhibit 4(h))
   4(j)  Form of Guarantee Agreement for BNY Capital III, IV and V**
   5(a)  Opinion of Sullivan & Cromwell as to legality of the Junior
          Subordinated Debentures and the Guarantees to be issued by the
          Corporation*
   5(b)  Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred Securities to be issued by BNY Capital III*
   5(c)  Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred Securities to be issued by BNY Capital IV*
   5(d)  Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred Securities to be issued by BNY Capital V*
   8     Opinion of Sullivan & Cromwell as to certain federal income tax matters*
  12     Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibits 12 to the Corporation's Quarterly
          Report on Form 10-Q for the quarterly period ended September
          30, 1997 (File No. 1-6152) and the Corporation's Annual Report
          on Form 10-K for the fiscal year ended December 31, 1996 (File
          No. 1-6152).
  23(a)  Consent of Ernst & Young LLP
  23(b)  Consent of Deloitte & Touche LLP
  23(c)  Consent of Sullivan & Cromwell (included in 5(a))
  23(d)  Consent of Richards, Layton & Finger P.A. (included in 5(b)
          through (d))
  24     Powers of Attorney
  25(a)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Junior Subordinated
          Indenture**
  25(b)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital III
  25(c)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital IV
  25(d)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago to act as trustee under the Amended and Restated Trust
          Agreement of BNY Capital V
  25(e)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital III
  25(f)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital IV
  25(g)  Form T-1 Statement of Eligibility of The First National Bank of
          Chicago under the Guarantee for the benefit of the holders of
          Preferred Securities of BNY Capital V

--------
*  To be filed by amendment.
** Incorporated by reference to the Exhibits to the Corporation's Registration
   Statement on Form S-3, as filed with the Commission on December 13, 1996 (Reg. Nos. 333-15951 and 333-15951-01 through 05).